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                                                                   EXHIBIT 10.14

                    CHANGE OF CONTROL AND SEVERANCE AGREEMENT

     This Change of Control and Severance Agreement dated and effective as of March 15, 2000 (this "Agreement") is entered into by and between Omega Protein Corporation, a Nevada corporation with headquarters in Houston, Texas (the "Company" or "Omega"), and John D. Held, an individual residing in Harris County, Texas (the "Employee")

     WHEREAS, the Employee has formerly served the Company as a consultant on a part-time basis providing, among other things, legal and administrative services, claims management, advice on strategic planning and financing alternatives; and

     WHEREAS, the Company now desires to hire the Employee as a full-time employee to be able to avail itself of his services on a full-time basis and help implement the Company's business plan and manage the Company's future growth; and

     WHEREAS, Employee is willing to terminate his other consulting and business relationships and become an employee of the Company on a full-time basis on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to provide the Employee with certain assurances regarding his employment in the event of termination of Employee's employment or a Change of Control of the Company;

     THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:

     1. Definitions. As used herein, the following terms shall have the following definitions:

"Change of Control" means (1) that point in time in which Joseph L. von Rosenberg III no longer serves for any reason as the President and Chief Executive Officer of the Company, or (2) that point in time in which a person, entity or group (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than (a) the Company or its subsidiaries, or (b) Zapata Corporation (which as of the date of this Agreement currently owns approximately 61% of the Company's outstanding common stock), directly or indirectly acquires beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act) of thirty percent (30%) or more of the then outstanding shares of common stock of the Company as a result of such acquisition (provided, however, that such Change of Control does not occur solely as a result of a reduction in the number of shares of Company common stock outstanding due to a repurchase of Company common stock by the Company or its subsidiaries).

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For purposes of this Agreement, the Change of Control will be deemed to occur on the effective date on which such person or entity acquires beneficial ownership of at least one share greater than thirty percent (30%) of the then outstanding. Zapata Corporation is not an intended third party beneficiary of this Agreement so that if, for example, Zapata Corporation were to sell all of its shares of Omega common stock to a third party which, as a result of that transaction, then owned greater than 30% of the Company's then outstanding common stock, a Change of Control would have occurred.

"Constructive Termination" means (i) the termination of the Employee's employment for any reason other than death, Due Cause or Disability, (ii) a demotion of the Employee to a lesser position than the position held by the Employee immediately prior to the Change of Control or a material change in the Employee's responsibilities that are substantially similar to such a demotion;
(iii) any decrease in the Employee's base salary or removal or diminishment of his right to participate in Medical Plans or Compensation Plans in which any senior executive of the Company participates, in a manner consistent with the participation of such senior executives; or (iv) any requirement that the Employee move his permanent resident or spend substantial amounts of time outside the Houston, Texas and surrounding suburbs area.

"Compensation Plans" means any incentive plan, bonus plan, 401(k) plan, pension plan, stock option or award plan, deferred compensation plan or other performance-based awards, arrangements, plans, or programs established, maintained or sponsored by the Company.

"Disability" means the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Employee to perform the essential functions of the job then assigned to him hereunder for a period that can be reasonably expected to last more than 120 days.

"Due Cause" means: (i) the Employee's final conviction of a felony crime that enriched the Employee at the expense of the Company; or (ii) the Employee has deliberately and intentionally refused to carry out his duties in gross dereliction of those duties and, after receiving written notice to such effect from the Company, has failed to cure the existing problem within five days. For purposes of determining whether Due Cause has occurred, no act or failure to act on the part of the Employee shall be considered "deliberate and intentional" unless it is taken or omitted to be taken by the Employee in bad faith or without a reasonable belief that the Employee's act or omission was in the best interests of the Company.

"Medical Plans" means any medical, dental, disability, accident, hospitalization or life insurance plans or programs established, maintained or sponsored by the Company.

     2. Employment. On the terms and subject to the conditions set forth herein, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company as General Counsel and Director of Planning and Development. The Employee will perform the duties, functions and services as the

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Chief Executive Officer of the Company may from time to time request. The
Employee will report directly to the Chief Executive Officer of the Company.

     3. Compensation and Other Employee Benefits. As compensation for the Employee's services hereunder, the Company will:

          (a) pay to the Employee an annual base salary (the "Base Salary"), subject to such withholdings or other deductions as may be required by applicable laws or regulations, of $150,000 in accordance with the then current payroll policies of the Company which Base Salary will be subject to increase (but not decrease) at the discretion of the Company; and

          (b) afford the Employee the right to participate in any Compensation Plans in which any senior executive of the Company participates, in a manner consistent with the participation of such senior executives; and

          (c) afford the Employee the right to participate in any Medical Plans in which any senior executive of the Company participates, in a manner consistent with the participation of such senior executives; and

          (d) subject to the requirements of the business expense reimbursement policies and procedures of the Company as in effect from time to time, reimburse the Employee for the reasonable out-of-pocket expenses he incurs in the course of performing his duties hereunder; and

          (e) provide employee with three weeks of paid vacation per year or such greater amounts as may be afforded to key employees under the Company's policies in effect from time to time.

     4. Termination of Employment. (a) For Due Cause. If the Company has Due Cause to terminate the Employee's employment, the Company will be entitled to terminate the Employee's Employment at any time by delivering written notice of that termination to the Employee, in which event (i) that termination will be effective immediately on the delivery of that notice, (ii) the Company will pay to the Employee his Base Salary accrued and unpaid to the date of that termination and (iii) all the rights and benefits the Employee may have under the Compensation Plans and Medical Plans of the Company will be determined in accordance with the terms and conditions of those plans.

          (b) Death or Disability. If the Employee dies or suffers a Disability,
(i) the Employee's employment will terminate on the date of his death or Disability, (ii) the Company will pay to the Employee or his estate the Employee's Base Salary accrued and unpaid through the end of the month in which he died or became disabled, and (iii) all the rights and benefits the Employee (or his estate) may have under the Compensation Plans and Medical Plans of the Company will be determined in accordance with the terms and conditions of those plans.

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          (c) Voluntary Termination by Employee. The Employee may voluntarily terminate his Employment at any time by providing at least 20 days' prior written notice to the Company, in which event, (i) the Company will pay to the Employee his Base Salary accrued and unpaid to the date the employment terminates, and (ii) all the rights and benefits the Employee may have under the Compensation Plans and Medical Plans of the Company will be determined in accordance with the terms and conditions of those plans.

          (d) Voluntary Termination by Company. The Company will be entitled to terminate the Employee's employment at any time for any reason. The severance payments and benefits paid to Employee as a result of voluntary termination by the Company will differ depending on whether such termination takes place before or after a Change of Control has occurred as set forth below.

          (i) Prior to a Change in Control. If, prior to a Change of Control, the Company terminates the Employee's employment for any reason other than Due Cause or the Employee's Disability, or if a Constructive Termination occurs, then (a) the Company will pay to the Employee his Base Salary in accordance with the then current payroll policies of the Company for an eighteen month period following such termination or Constructive Termination, (b) afford the Employee the right to participate in any Medical Plans in which any senior executive of the Company participates, and in a manner consistent with the participation of such senior executives for an eighteen month period after such termination or Constructive Termination (provided, however, that if the terms of any such plan preclude the Employee's continued participation therein, if Employee's continued participation in any such plan could reasonably be expected to disqualify that plan under any applicable tax regulation, or if Employee voluntarily elects not to participate in such plan, then the Employee shall not be entitled to participate in that plan, but the Company instead shall provide the Employee with the after-tax equivalent of the COBRA payments necessary for the Employee and his family to participate in that or a similar plan for the remainder of that eighteen month period), and (c) all the rights and benefits the Employee may have under the Compensation Plans of the Company will be determined in accordance with the terms and conditions of those plans.

          (ii) After a Change of Control. If, after a Change of Control, the Company terminates the Employee's employment for any reason other than Due Cause or the Employee's Disability, or if a Constructive Termination occurs, then (a) the Company shall promptly (and no later than 10 days after the termination or Constructive Termination) pay to the Employee a one-time cash payment equal to
2.99 times that amount which is equal to (i) the Employee's highest Base Salary plus (ii) the most recent cash bonus previously paid to Employee for any period prior to the Change of Control; and (b) the Company shall afford the Employee the right to participate in any Medical Plans in which any senior executive of the Company participates, and in a manner consistent with the participation of such senior executives for a three year

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period after such termination or Constructive Termination (provided, however, that if the terms of any such plan preclude the Employee's continued participation therein, if Employee's continued participation in any such plan could reasonably be expected to disqualify that plan under any applicable tax regulation, or if Employee voluntarily elects not to participate in such plan, then the Employee shall not be entitled to participate in that plan, but the Company instead shall provide the Employee with the after-tax equivalent of the COBRA payments necessary for the Employee and his family to participate in that or a similar plan for the remainder of that three year period), and (c) all the rights and benefits the Employee may have under the Compensation Plans of the Company will be determined in accordance with the terms and conditions of those plans.

     5. Covenant Not to Compete. The Employee recognizes that the Company is engaged in a highly competitive businesses and that retaining the accounts and goodwill of present customers and protecting the business of the Company is of utmost importance. The Employee, therefore, agrees that during the term of his employment and for a period of three years after the date of termination of employment for any reason, he will not, within 50 miles of any Company facility or office (i) accept employment or render service to any person that is engaged in a business directly competitive with the business then engaged in by the Company or (ii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company.

     If the provisions of this Section 5 are violated in any material respect, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of posting any bond with respect thereto) to restrain and enjoin the Employee from that violation. If the provisions of this Section 5 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.

     6. Confidential Information. The Employee acknowledges that he has had and will continue to have access to trade secrets and other confidential, nonpublic and/or proprietary information of the Company, including information derived from reports, investigations, research, marketing and sale programs, strategic plans, customer lists, records Confidential Information. The Employee agrees, therefore, that he will not at any time, either while employed by the Company or afterwards, knowingly make any independent use of, or knowingly disclose to any other person any Confidential Information. Confidential Information shall not include (i) information that becomes known to the public generally through no fault of the Employee, (ii) information required to be disclosed by law or legal process or the order of any governmental authority under color of law, or (iii) the Employee reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Employee.

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In the event of a breach or threatened breach by the Employee of the provisions of this Section 6 with respect to any Confidential Information, the Company shall be entitled to a temporary restraining order and a preliminary and permanent injunction (without the necessity of posting any bond in connection therewith) restraining the Employee from disclosing, in whole or in part, that Confidential Information.

     7. Indemnification. (a) General. The Company shall indemnify, and advance expenses to, Employee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time.

          (b) Proceedings Other than Proceedings By or in the Right of the Company. Employee shall be entitled to the rights of indemnification provided in this Section 7 if, by reason of his status as an employee of the Company, he is, or is threatened to be made, a party to or a participant in any threatened, pending, or completed proceeding other than a proceeding by or in the right of the Company. Pursuant to this Section 7(b), the Company shall indemnify Employee against, and shall hold Employee harmless from and in respect of, all expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges) actually and reasonably incurred by him or on his behalf in connection with such proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

          (c) Proceedings By or in the Right of the Company. Employee shall be entitled to the rights of indemnification provided in this Section 7(c) if, by reason of his status as an employee of the Company, he is, or is threatened to be made, a party to or a participant in any threatened, pending or completed proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 7(c), the Company shall indemnify Employee against, and shall hold Employee harmless from and in respect of, all expenses actually and reasonably incurred by him or on his behalf in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Employee shall have been adjudged to be liable to the Company unless and to the extent that the court in which such proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

          (d) Advancement of Expenses. The Company shall advance all expenses incurred by or on behalf of Employee in connection with any proceeding within ten days after the receipt by the Company of a statement or statements from Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by Employee and shall include or be preceded or accompanied by an undertaking by or on behalf of Employee to repay any Expenses

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advanced if it ultimately shall be determined that Employee is not entitled to be indemnified against such expenses.

          (e) Presumption. In making a determination with respect to entitlement to indemnification hereunder, the persons making such determination shall presume that Employee is entitled to indemnification under this Agreement if Employee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

          (f) Other Rights. The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Employee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Employee under this Agreement in respect of any action taken or omitted by such Employee in his status as an employee prior to such amendment, alteration or repeal. To the extent that a change in law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that Employee shall enjoy by this Agreement the greater benefits so afforded by such change.

          (g) Duration. Section 7 of this Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Employee shall have ceased to serve as a employee of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Employee served on behalf of the Company; or (b) the final termination of any proceeding then pending in respect of which Employee is granted rights of indemnification or advancement of expenses hereunder.

     8. Intended Benefits; Payment of Expenses. In entering into this Agreement the Company intends that the Employee receive without reduction or delay all the intended benefits of this Agreement and that those benefits, and the terms and conditions hereof, be construed in a manner most favorable to the Employee. The Company agrees that it will strive expeditiously and in absolute good faith to construe and resolve in the Employee's favor and to his benefit any ambiguities or uncertainties that may be created by the express language hereof. If, however, at any time:(i) there should exist a dispute or conflict between the Employee and the Company or another person or entity as to the validity, interpretation or application of any term or condition hereof, or as to the Employee's entitlement to any benefit intended to be bestowed hereby, which is not resolved to the satisfaction of the Employee, or (ii) the Employee must (A) defend the validity of this Agreement, or (B) contest any determination by the Company concerning the amounts payable by the Company to the Employee or the Employee's rights to the other benefits conferred under this Agreement, then the Company hereby unconditionally agrees: (a) on written demand of the Company by the

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Employee, to provide sums sufficient to advance and pay on a current basis
(either by paying directly or by reimbursing the Employee) not less than ten days after a written request therefor is submitted by the Employee, the Employee's out of pocket costs and expenses (including attorney's fees, expenses of investigation, travel, lodging, copying, delivery services and disbursements for the fees and expenses of experts, etc.) incurred by the Employee in connection with any such matter; (b) the Employee shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction without the necessity of posting any bond with respect thereto which compels the Company to pay or advance such costs and expenses on a current basis; and (c) the Company's obligations under this Section 8 will not be affected if the Employee is not the prevailing party in the final resolution of any such matter. Any Employee out of pocket costs or expenses that have not been so advanced at the conclusion of the matter shall be paid by Company to the Employee as part of the resolution of the matter.

     9. Resolution of Disputes. If a dispute (other than a dispute regarding the Employee's rights to the payment or advancement of expenses and legal fees on a current basis pursuant to Section 8) arises between the Company and the Employee and they fail to resolve that dispute by direct negotiation, the Company and the Employee agree that the next step taken to resolve that dispute, prior to either party initiating any litigation to resolve that dispute shall be to submit the dispute to an agreed Alternative Dispute Resolution ("ADR") process, to which process the parties shall strive diligently in good faith to agree within ten business days after either party has given written notice to the other party that it is unable to concur in the other party's final proposed negotiated resolution of the dispute. If the Company and the Employee are unable to agree in writing to an acceptable ADR process within that ten business day period, then the parties shall submit to a mandatory ADR process by making joint application to the then Chief United States Federal District Judge in the Southern District of Texas for the selection of an ADR process for the parties. The parties shall diligently in good faith participate in the ADR process chosen by that judge. If the parties are unable to resolve their dispute after diligent good faith participation in the ADR process, then either party shall be free to initiate such litigation (in accordance with section 10) as that party deems appropriate under the circumstances. Under no circumstances shall the Employee be obligated to pay for the cost of any ADR process or to pay or reimburse the Company for any attorneys' fees, costs or other expenses incurred by the Company in connection with any process undertaken by the Employee to resolve disputes under this Agreement. Any dispute that relates to the Employee's rights to the payment or advancement of expenses and legal fees on a current basis pursuant to
Section 9 shall not be subject to this section.

     10. Jurisdiction and Venue. The Company irrevocably consents with respect to any action, suit or other legal proceeding pertaining directly to this Agreement or to the interpretation or enforcement of any of Employee's right hereunder to service of process in the State of Texas, County of Harris, and hereby waives any right to contest or oppose receipt of such service of process. The Company irrevocably (i) agrees that any such action, suit or other legal proceeding may be brought in the courts and county

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of such state or in United States District Court for the Southern District of
Texas, (ii) consents to the jurisdiction of each such court in any such action, suit or other legal proceeding and (iii) waives any objection it may have to the laying of venue of any such action, suit or other legal proceeding in any of such courts.

     11. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement must be in writing and will be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

(a)  If to the Company:

Omega Protein Corporation
1717 St. James Place, Suite 550
Houston, Texas 77056
Attn: Chief Executive Officer

(b)  If to the Employee:

John D. Held
4503 Park Court
Bellaire, Texas 77401

     12. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws (other than the rules governing conflicts of laws) of the State of Texas.

     13. Term. The term of this Agreement shall continue in effect until an event specified in Section 4 shall have occurred, at which point the provisions of those sections will control and after the completion of the requirements of such provisions, this Agreement will terminate, except for the provisions of
Section 7 which shall remain in effect as set forth in such Section 7.

     14. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Employee and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Employee and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by an agreement in writing signed by both parties.

     15. Headings. The headings of sections and subsections hereof are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions hereof.

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     16. Tax Withholding. Notwithstanding any other provision hereof, the
Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     17. Separability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the Employee and the Company will promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

     18. Assignments. The Company may assign this Agreement to any person or entity succeeding to all or substantially all the business interests of the Company by merger or otherwise with the written consent of the Employee. The rights and obligations of the Employee under this Agreement are personal to him, and none of those rights, benefits or obligations will be subject to voluntary or involuntary alienation, assignment or transfer.

     19. Effect of Agreement. Subject to the provisions of Section 18 with respect to assignments, this Agreement will be binding on the Employee and his heirs, executors, administrators, legal representatives and assigns and on the Company and its successors and assigns, except as otherwise contemplated hereby.

     20. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.

     21. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party will not operate or be construed as a waiver by the waiving party of any subsequent breach by the other party.

     22. No Set-Off. The Company's obligations to make the payments provided for in, and otherwise to perform its undertakings in, this Agreement shall not be affected by any right of set-off, counterclaim, recoupment, defense or other action, claim or right the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any provision hereof, and those amounts shall not be reduced, regardless of whether the Employee obtains other employment or becomes self-employed.

     IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement effective as of the date first written above.

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OMEGA PROTEIN CORPORATION                           EMPLOYEE


By:   /s/ Joseph L. von Rosenberg III                   /s/ John D. Held
    ----------------------------------              ----------------------------
    Joseph L. von Rosenberg III                     John D. Held
    President and Chief Executive Officer

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